Exhibit 10.15

CONFIRMATION

Date:	May 25, 2006

To:	Goal Capital Funding Trust 2006-1 c/o Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890

From:	Barclays Bank PLC

Transaction Reference Number:	1206059B

Subject:	Euro/USD Cross Currency Swap Transaction in respect of Class A-5 Notes

Dear Sir/Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above referenced cross-currency swap transaction entered into on the Trade Date specified below (the “Swap Transaction”) between Barclays Bank PLC (“Barclays”) and Goal Capital Funding Trust 2006-1 (the “Trust”). This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivative Association, Inc., in effect on the date of this Confirmation, without regard to any revision or subsequent edition thereof (the “ISDA Definitions”), shall be incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and the Agreement or this Confirmation, the Agreement or, as the case may be, this Confirmation shall prevail.

Unless otherwise defined in this Confirmation, terms used in this Confirmation but not defined herein shall have the meanings ascribed to such terms in that certain Indenture of Trust dated as of May 25, 2006 (including, but not limited to, any and all appendices and exhibits thereto) (collectively, the “Indenture”), by and among the Trust, The Bank of New York, as the eligible lender trustee, and The Bank of New York, as the indenture trustee, as the same may be amended, modified, supplemented, restated or replaced from time to time. In the event of any inconsistency between the ISDA Definitions, the Master Agreement, this Confirmation and the Indenture, the Indenture shall prevail.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement (Multicurrency - Cross Border), dated as of May 25, 2006 (the “Master Agreement”), between you and us, as the same may be amended, modified and supplemented from time to time. All provisions contained in, or incorporated by reference to, the Master Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the ISDA Definitions or the Master Agreement, as the case may be, this Confirmation will prevail for purposes of the Swap Transaction to which this Confirmation relates.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:	May 25, 2006

Effective Date:	May 25, 2006

Scheduled Termination Date:	The Quarterly Distribution Date in May 2034

Termination Date:

The earliest to occur of:

(i) the date on which the Class A-5 Notes are remarketed or purchased, as applicable, from the Class A-5 Noteholders following a successful Remarketing or exercise of the Call Option;

(ii) 3 Business Days prior to the Quarterly Distribution Date on which the outstanding principal balance of the Class A-5 Notes is reduced to zero (including as the result of the redemption of the Class A-5 Notes) provided that such date is not an Indenture Reset Date;

(iii) the third Business Day prior to the Scheduled Termination Date; and

(iv) the date on which the Trustee has liquidated the Trust Estate following an Event of Default (as defined in the Indenture) and distributed the proceeds of such liquidation in full in accordance with the priority of payments set forth in Section 6.02 of the Indenture.

Value Before Value:

Notwithstanding any other provision of this Confirmation, the following provisions shall be applicable to this Swap Transaction:

(i) if, on any date, the Trust owes a Trust Initial Exchange Amount, LIBOR Floating Amount, Trust Interim Exchange Amount, Trust Final Exchange Amount or Trust Additional Interest Amount (each, a “Trust Payment”) to Barclays, then Barclays shall not be required to pay the related Barclays Initial Exchange Amount, EURIBOR Floating Amount, Barclays Interim Exchange Amount, Barclays Final Exchange Amount or Barclays Additional Interest Amount (each, a “Related Barclays Payment”), as applicable, to the Trust unless Barclays has first received the relevant Trust Payment that the Trust owes to Barclays;

(ii) if Barclays receives a Trust Payment in USD from the Trust at or before 10:00 a.m. (New York time) on any Business Day, Barclays shall be required to make the Related Barclays Payment in EUR to the Trust at or before 3:30 p.m. (London time) on the same Business Day;

(iii) if Barclays receives a Trust Payment in USD from the Trust after 10:00 a.m. (New York time) on any Business Day, Barclays shall be required to make the Related Barclays Payment in EUR to the Trust at or before 3:30 p.m. (London time) on the following Business Day; and

(iv) if, on any date, Barclays receives any Trust Payment from the Trust in an amount that is less than the amount of the payment that the Trust was required to make on such date under the terms of this Swap Transaction, then a proportionate reduction shall be made by the Calculation Agent in the amount of the Related Barclays Payment, and Barclays shall only be required to pay the so reduced amount of such Related Barclays Payment to the Trust.

Constant Exchange Rate:	EUR 1.00 to USD 1.2816

Indenture Reset Date(s):	May 25, 2016 (the “Initial Indenture Reset Date”) and, if a Failed Remarketing occurs in respect of the Initial Indenture Reset Date, each subsequent Reset Date (as defined in the Indenture) in respect of the Class A-5 Notes that occurs prior to the Final Exchange Date.

Initial Exchange:

Initial Exchange Date:	Effective Date

Barclays Initial Exchange Amount:	USD 447,483,456

Trust Initial Exchange Amount:	EUR 349,160,000

EURIBOR Floating Amounts:

EURIBOR Floating Rate Payer:	Barclays

EURIBOR Floating Rate Payer Currency Amount	As of any date, with respect to a Calculation Period, an amount equal to EUR 350,000,000 minus the aggregate amount of all Barclays Interim Exchange Amounts paid prior to such date.

EURIBOR Floating Rate:	EUR-EURIBOR-Telerate; provided, however, that the term “TARGET Settlement Days” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open for business and which is also a day on which banks in New York, New York are open for business and if for any EURIBOR Reset Date, EUR-EURIBOR-Telerate for the relevant Designated Maturity does not appear on Telerate Page 248 on the day that is two TARGET Settlement Days prior to that EURIBOR Reset Date and the Reference Banks selected by the Administrator are not providing quotations as provided in the definition of “EUR-EURIBOR-Reference Banks”, the Floating Rate for the relevant Calculation Period will be the Floating Rate in effect for the previous Calculation Period.

EURIBOR Designated Maturity:	Three (3) months.

EURIBOR Spread:	0.12% per annum, in respect of each Calculation Period ending on or before the Initial Indenture Reset Date and thereafter, 0.55% per annum.

EURIBOR Floating Rate Payer Period End Dates:	The 25th of each February, May, August and November during the term hereof, commencing on August 25, 2006 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

EURIBOR Floating Rate Payer Payment Dates:	Early Payment applies - three (3) Business Days prior to the applicable Floating Rate Payer Period End Date.

EURIBOR Floating Rate Day Count Fraction:	Actual/360.

EURIBOR Reset Dates:	First day of each Calculation Period.

EURIBOR Floating Amount Value Before Value:	For the avoidance of doubt, the obligation of Barclays to pay any EURIBOR Floating Amount is subject to the terms of the Value Before Value section of this Confirmation.

LIBOR Floating Amounts:

LIBOR Floating Rate Payer:	The Trust

LIBOR Floating Rate Payer Currency Amount:	As at any date, with respect to a Calculation Period, an amount equal to USD 448,560,000 minus the aggregate of all Trust Interim Exchange Amounts paid prior to such date.

LIBOR Floating Rate:	USD- LIBOR-BBA; provided, however, that the term “London Banking Days” shall mean a Business Day in New York and London and if for any LIBOR Reset Date, USD-LIBOR-BBA for the relevant Designated Maturity does not appear on Telerate Page 3750 on the day that is two London Banking Days prior to that LIBOR Reset Date and the Reference Banks selected by the Administrator are not providing quotations as provided in the definition of “USD-LIBOR-Reference Banks”, the Floating Rate for the relevant Calculation Period will be the Floating Rate in effect for the previous Calculation Period.

LIBOR Designated Maturity:	Three (3) months.

LIBOR Spread:	0.1075% per annum, in respect of each Calculation Period ending on or before the Initial Indenture Reset Date and thereafter, 0.75% per annum.

LIBOR Floating Rate Payer and Period End Dates:	The 25th of each February, May, August and November commencing on August 25, 2006 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

LIBOR Floating Rate Payer Payment Dates:	Early Payment applies - three (3) Business Days prior to each Floating Rate Payer Period End Date.

LIBOR Floating Rate Day Count Fraction:	Actual/360.

LIBOR Reset Dates:	First day of each Calculation Period.

Interim Exchanges:

Interim Exchange Date:	Prior to the occurrence of a Failed Remarketing, three (3) Business Days prior to each Quarterly Distribution Date commencing on August 25, 2006. to and including the Quarterly Distribution Date in May 2016. If a Failed Remarketing occurs in respect of the Initial Indenture Reset Date or any subsequent Indenture Reset Date, such Initial Indenture Reset Date or each subsequent Indenture Reset Date, as applicable, subject to adjustment in accordance with the Following Business Day Convention.

Trust Interim Exchange Amount:	In respect of any Interim Exchange Date the USD amount allocable to the Class A-5 Notes in respect of principal for that Interim Exchange Date and available for payment to the Class A-5 Noteholders pursuant to the Indenture.

Barclays Interim Exchange Amount:	In respect of any Interim Exchange Date, an amount equal to the Trust Interim Exchange Amount converted to EUR using the Constant Exchange Rate.

Payment of Interim Exchange Amounts:	On the Interim Exchange Date, the Trust shall pay the Trust Interim Exchange Amount to Barclays, and, subject to the terms of the Value Before Value section of this Confirmation, Barclays shall pay the Barclays Interim Exchange Amount to the Trust.

Final Exchange:

Final Exchange Date:	The Termination Date.

Trust Final Exchange Amount:	In respect of the Final Exchange Date, the Trust Final Exchange Amount shall equal the sum of (i) the USD amount allocable to the Class A-5 Notes in respect of principal for that Final Exchange Date and available for payment to the Class A-5 Noteholders pursuant to the Indenture plus (ii) the USD amount (if any) received by the Trust and allocable to the Class A-5 Notes in respect of principal as a result of the successful Remarketing, the exercise of the Option Call or the redemption of the Class A-5 Notes, as applicable. For avoidance of doubt, the Trust Final Exchange Amount shall in no event exceed the then current LIBOR Floating Rate Payer Currency Amount.

Barclays Final Exchange Amount:	The Barclays Final Exchange Amount shall equal the Trust Final Exchange Amount converted to EUR using the Constant Exchange Rate.

Payment of Final Exchange Amounts:	On the Final Exchange Date, the Trust shall pay the Trust Final Exchange Amount to Barclays, and, subject to the terms of the Value Before Value section of this Confirmation, Barclays shall pay the Barclays Final Exchange Amount to the Trust.

Additional Interest:

Additional Interest Exchange Date:	The Initial Indenture Reset Date.

Trust Additional Interest Amount:	If the Initial Indenture Reset Date is an Interim Exchange Date or the Final Exchange Date, interest on the Trust Interim Exchange Amount or Trust Final Exchange Amount, as applicable, for a period of up to two (2) Business Days, as selected by the Trust in its sole discretion, at a per annum interest rate equal to the sum of the LIBOR Floating Rate and the LIBOR Spread for the Calculation Period ending on such Interim Exchange Date or Final Exchange Date.

Barclays Additional Interest Amount:	If the Initial Indenture Reset Date is an Interim Exchange Date or the Final Exchange Date, interest on the Barclays Interim Exchange Amount or Barclays Final Exchange Amount, as applicable, for the same time period covered by the Trust Additional Interest Amount, at a per annum interest rate equal to the sum of the EURIBOR Floating Rate and the EURIBOR Spread for the Calculation Period ending on such Interim Exchange Date or Final Exchange Date.

Payment of Additional Interest Amounts:	On the Additional Interest Exchange Date, the Trust shall pay the Trust Additional Interest Amount to Barclays, and, subject to the terms of the Value Before Value section of this Confirmation, Barclays shall pay the Barclays Additional Interest Amount to the Trust.

Other Provisions:

Calculation Agent:	Barclays

Business Days:	New York, London and TARGET Settlement Days.

Certain Notifications:	The Trust shall cause the Administrator to notify the Calculation Agent whether the Trust has the Available Funds to pay any LIBOR Floating Amounts, Trust Interim Exchange Amounts or Trust Final Exchange Amount in full when due on or before each Payment Date and to provide the Calculation Agent with such other information, reports or notices as the Calculation Agent may reasonably request. The Calculation Agent shall notify the other party hereto and the Administrator of the equivalent amount in EUR to be paid by Barclays in respect of each LIBOR Floating Amount, Trust Interim Exchange Payment or Trust Final Exchange Amounts to be made under the Agreement on each Floating Rate Payer Payment Date, each Interim Exchange Date and the Final Exchange Date, as applicable, promptly following receipt by the Calculation Agent from the Trust (or the Administrator on its behalf) of the information required to determine such amounts.

Account Details:

Payments to Barclays:

For EUR:

Bank:	Barclays Bank Plc London

Swift Code:	BARCGB22

Favor Of:	Barclays Bank Plc London

Account Number:	78659111

IBAN:	GB49 BARC 2000 0078 6591 11

For USD:

Correspondent:	BARCLAYS BANK PLC NEW YORK

FFED:	026002574

Beneficiary:	BARCLAYS SWAPS

Beneficiary Account Number:	050-01922-8

Payments to the Trust:

For EUR:

Account With:	Barclays Bank PLC, 155 Bishopsgate, London

SWIFT:	BARCGB22

Sort Code:	20-32-53

Account No:	57474322

Account Name:	The Bank of New York, London

SWIFT:	IRVTGB2X

IBAN No.:	GB43BARC20000057474322

For further credit:	402680 9780 – Goal Capital Funding trust 2006-1 Currency Account

Reference:	Attention Corporate Trust re: (Goal 06-1)

[THE NEXT PAGE IS THE SIGNATURE PAGE.]

Please check this confirmation carefully and immediately upon receipt so that errors and discrepancies can be promptly identified and rectified.

We are pleased to have executed this Swap Transaction with you.

BARCLAYS BANK PLC

By:	/s/ Nina Couzens
Name:	Nina Couzens
Title:	Authorised Signatory Barclays Bank PLC

Accepted and confirmed as of the Trade Date first above written:

GOAL CAPITAL FUNDING TRUST 2006-1 By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Delaware Trustee

By:	/s/ Joann A. Rozell
Name	Joann A. Rozell
Title	Assistant Vice President